Exhibit 5.1

August 5, 2015

The Board of Directors

First Foundation Inc.

18101 Von Karman Avenue, Suite 700

Irvine, CA 92651

RE:	Registration Statement on Form S-3 of First Foundation Inc. (No. 333-205431)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated July 1, 2015 (the “Base Prospectus”) and the prospectus supplement dated August 5, 2015 (together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offering by First Foundation Inc. (the “Company”) of up to 7,168,831 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with its registered offering of the Shares. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, including the Prospectus, and all exhibits thereto;

(ii) a specimen certificate representing the Shares;

(iii) the Articles of Incorporation of the Company, as amended, as presently in effect;

(iv) the Amended and Restated Bylaws of the Company, as amended, as presently in effect; and

(v) certain resolutions adopted by the Board of Directors of the Company, or a committee thereof, with respect to the issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the documents we reviewed and relied upon in giving this opinion are true and correct copies of the original documents, and the signatures on such documents are genuine; (ii) the certificates of officers or other representatives of the Company are correct as to questions of fact; (iii) the persons identified to us as officers of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons; (iv) the persons executing the documents we reviewed and relied upon in giving this opinion have the legal capacity to execute such documents; and (v) the purchasers of the Shares will actually pay in full all amounts that they have agreed to pay to purchase the Shares.

The opinion letter which we render herein is limited to those matters governed by the laws of the State of California as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as described in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion letter is rendered to you solely for use in connection with the issuance and sale of the Shares in accordance with the Prospectus as of the date first written above and is not to be relied on for any other purpose. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to your filing of this opinion with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton, LLP